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               EMPLOYMENT, CONFIDENTIALITY & NON-COMPETE AGREEMENT


THIS EMPLOYMENT, CONFIDENTIALITY & NON-COMPETE AGREEMENT (the "Agreement"),is made this 16th day of June, 1995, by and between Computer Language Research, Inc., a Texas Corporation with its principal office located at 2395 Midway Road, Dallas County, Carrollton, Texas 75006 (the "Employer"), and Lynn J. Finlinson, an individual residing at 1909 Sparrows Point, Plano, Texas, 75023, (the "Employee"). Employer and Employee being hereinafter jointly referred to as the "Parties".

WHEREAS, the Parties are two of the parties to the agreement for the Purchase and Sale of Certain Assets ("Sale of Assets Agreement") of even date herewith, the terms of which and the Operative Documents, as defined therein, are incorporated herein.

WHEREAS, Employee desires employment as an employee of Employer under the terms and conditions hereof and further desires to be given access to Employer's unique and proprietary information; and

WHEREAS, Employee understands and acknowledges that Employer would not have been willing to enter into the Sale of Assets Agreement or to employ the Employee unless and until it had secured from Employee the specific restriction on disclosure of confidential information and the covenants not to compete which are contained herein; and

WHEREAS, Employer desires to employ Employee under the terms and conditions hereof;

NOW, THEREFORE, in consideration of the mutual covenants, promises, terms, and conditions contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be bound, agree as follows:


                                   ARTICLE ONE
                                   DEFINITIONS

1.   DEFINITIONS.   For purposes of this Agreement:

     (a)  "AGREEMENT" is defined in the preamble.

     (b)  "CAUSE" shall mean the occurrence of any of the following events:

          (1)  Death of Employee;

          (2) Commission by Employee of illegal or fraudulent acts, criminal conduct, or willful misconduct (excluding minor traffic violations), regardless of whether relating to the activities of Employer, including, but not limited to, violations of any laws, rules, or regulations;

          (3) Conviction of Employee for any criminal or civil acts involving moral turpitude having an adverse effect upon Employer, including without limitation upon its profitability, reputation, or goodwill;

          (4) Any materially false statement by Employee on any resume, transcript, employment application or the like;

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          (5)   Failure  by   Employee to perform his duties to  the  reasonable
satisfaction of Employer's President;

          (6) Violation by Employee of any of his representations, warranties, and covenants in this Agreement;

          (7) Material violation by Employee of any of his representations, warranties, and covenants in the Sale of Assets Agreement;

          (8) Any other material breach of Employee's obligations hereunder which he fails to cure within 10 days after receiving written notice thereof;

          (9) Employee's material misrepresentation of fact or omission to disclose a material fact, in relation to transactions occurring in the business and financial matters of Employer entrusted to Employee;

          (10) Employee's failure of any drug test required by Employer's standard policies and procedures relating thereto; or

          (11)  A  ruling  or  order  by any court  of  competent   jurisdiction
prohibiting Employee from rendering or Employer from receiving any of the duties of Employee set forth in paragraph 2.5.

     (c) A "CHANGE OF CONTROL" of the Employer shall be deemed to have occurred upon the happening of any of the following:

          (1) The acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 50% or more of either the then-outstanding shares of Employer's common stock or the combined voting power of the Employer's then-outstanding voting securities entitled to vote for the election of directors by any person, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, but excluding the Employer, its subsidiaries, and any employee benefit plan (or related trust) sponsored or maintained by the Employer or its subsidiaries), such acquisition being other than by the Employer or pursuant to an Excluded Transaction;

          (2) The individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual, nominated for election to the Board by at least a majority of the Incumbent Board and subsequently elected a director by vote of the Employer's shareholders, shall be considered to be a member of the Incumbent Board.

          (3) Approval by the shareholders of the Employer of (i) a reorganization, merger, consolidation, or similar business combination, other than an Excluded Transaction, (ii) a liquidation or dissolution of the Employer, or (iii) the sale of all or substantially all of the assets of the Employer, other than an Excluded Transaction.

     (d) "CLIENT(S)" means any entity which is a licensee of Employer or which has been either served, solicited, contacted, or proposed for solicitation, contact, or service by Employer or the entities that offered the Combined Employer Real Estate Software Products during the term of Employee's employment and for a period of 1 year after the termination of this Agreement.



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     (e)  "COMBINED EMPLOYER REAL ESTATE SOFTWARE PRODUCTS" means the commercial and residential real estate software products presently owned by Employer, together with the commercial and residential real estate software products being acquired pursuant to the Sale of Assets Agreement.

     (f)  "COMPETING BUSINESS" means:

          (1) any individual, proprietorship, partnership, corporation, limited liability company, association, or other entity which is engaged in, or is about to be engaged in, providing hardware, software and/or services which are alternatives to hardware, software and/or services provided or offered by Employer, or

          (2) any Client that shall seek to employ, retain or pay Employee to develop, enhance, install, test, maintain or update any hardware, software and/or services which are alternatives to hardware, software and/or services provided or offered by Employer.

     (g)  "CONFIDENTIAL INFORMATION" means:

          (1) Information, data, drawings, computer software, firmware and hardware, financial information, marketing information, sales data, and other records and materials disclosed to or known to Employee as a direct or indirect consequence of or through his employment with Employer and not known prior to Employee's employment hereunder, about any Client or Supplier or Employer's business, methods, business plans, operations, intellectual property, including trade secrets, including all accompanying documentation therefor, services and products (existing and contemplated), and processes, including but not limited to information relating to price lists, manuals, sales records, sales literature, customer files, personnel data, research, development, recommendations, marketing plans and strategies, merchandising, pricing strategies, consulting sources, Client sources, supply and service resources, programs, systems, systems analyses, flow charts, system designs, procedure manuals, automated data programs, designs, enhancements, finances, financial statements, financing methods, financial projections, terms and conditions of arrangements of any business, terms and conditions of business arrangements with Clients, Suppliers, factors, banks, or other financial institutions, supply and service resources, names and addresses of Clients, and all other information pertaining to Clients and Suppliers. The phrase "Employee's employment hereunder" shall include, in addition to the period of time Employee is employed by Employer hereunder, that period of time during which Employee was employed by Rent Roll, Inc.

          (2) Information, for which there is any reasonable basis to believe is, or which appears to be treated by Employer as, Confidential Information, shall be presumed to be Confidential Information hereunder.

     (h) "DERIVATIVE WORK" means a work based upon one or more pre-existing works such as a revision, modification, translation, condensation, expansion or any other form in which such pre-existing work may be adapted, recast, or transformed and which, if prepared by other than the owner of the pre-existing work without the owner's authorization, would constitute an infringement of the owner's rights.

     (i)  "DEVELOPMENT" is defined in paragraph 5.3.

     (j)  "EMPLOYEE" is defined in the preamble.

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     (k)  "EMPLOYER" is defined in the preamble.

     (l)  "EXCHANGE ACT" is defined in the definition of Change of Control.

     (m) "EXCLUDED TRANSACTION" means a reorganization, merger, consolidation, or similar business combination or the sale of all or substantially all of the assets of the Employer (each being a "Transaction"), in each case with respect to which persons who were the shareholders of the Employer immediately prior to such Transaction, own directly or indirectly, immediately after such Transaction, more than 50% of the combined voting power of the then-outstanding securities entitled to vote for the election of directors of the Employer.

     (n)  "INCUMBENT BOARD" is defined in the definition of Change of Control.

     (o)  "PARTIES" are defined in the preamble.

     (p)  "PERFORMANCE BONUS" is described in Section 3.1(e).

     (q)  "RESTRICTED PERIODS" is defined in paragraph 5.6(b).

     (r)  "SALE OF ASSETS AGREEMENT" is defined in the preamble.

     (s)   "SUPPLIERS"  means   any  individual,   proprietorship,  partnership,
corporation, association, or other entity which has provided goods or services to Employer or Rent Roll, Inc.

     (t)  "TARGET PROFIT' is defined in Section 3.1(e).

     (u)  "TRANSACTION" is defined in the definition of Excluded Transaction.

     (v) "NET OPERATING PROFIT" means the pre-tax profits of the Combined Employer Real Estate Software Products operation computed according to General Accepted Accounting Principles and will recognize all revenue, less expenses associated with the generation of that revenue. The following expenditures will not be deducted in calculating the Net Operating Profit: (i) the two Signing Bonuses paid by Employer totaling $500,000.00 paid to Lynn Finlinson and Employee pursuant to Section 3.1(a) of this Agreement and Lynn Finlinson's corresponding Agreement; (ii) the payments paid to Employee by Employer and to Lynn Finlinson by Employer pursuant to the covenants not to compete made by each pursuant to Section 5.6 of this Agreement and Lynn Finlinson's corresponding Agreement; and (iii) the amortization expense relating to intangibles arising from the acquisition of assets from Pillar, L.C., Rent Roll, Inc. and the commercial and residential real estate software products of Prentice-Hall Professional Software, Inc. Amortization expense relating to intangibles arising from future acquisitions of commercial or residential real estate software products will be included in the calculation of Net Operating Profit.


                                   ARTICLE TWO
                              EMPLOYMENT AND DUTIES

2.1 EMPLOYMENT TERMS AND POSITION. Employer hereby employs Employee as a full-time employee of Employer on the terms and conditions set forth herein. Employee hereby accepts employment as a full-time employee of Employer on the terms and conditions set forth herein.



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2.2   SATISFACTION  OF  EMPLOYER.  Employee agrees that he  will  at  all  times faithfully, promptly, and to the best of his ability, experience, and talent, perform all of the duties that may be assigned to him, and as may be required of him pursuant to the expressed and implied terms hereof. Such duties shall be rendered to the reasonable satisfaction of the person to whom he reports.

2.3 TITLE. Subject to resolution of the Board of Directors at the meeting next following the date hereof, at the next meeting of the Employer's Board of Directors, such Board of Directors shall elect Employee an officer with the title "Vice President".

2.4 REPORTING. Employee shall at all times during the term of this Agreement report directly to the President of the Employer or to an individual designated by the President of the Employer.

2.5   DUTIES.   During  his  employment by Employer, Employee  shall  have  such reasonable duties and responsibilities as may be established from time to time for Employee by the President of the Employer or the person to whom he reports.

2.6 EXTENT OF SERVICES. Employee shall devote his full time, attention, energies, and best efforts to the business and affairs of Employer as determined by Employer, and, except for illness and vacation and holiday periods and leaves of absence as provided for by Employer's general policies, shall faithfully and diligently perform his duties hereunder. Further, Employee shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantages (reasonable civic and charitable activities excluded), unless he first shall have obtained Employer's written consent.

2.7 PLACE OF PERFORMANCE OF DUTIES. With the exception of normal business travel, Employee's services shall be rendered at the Corporation's principal business offices at 2395 Midway Road, Carrollton, Dallas County, Texas 75006, or such other place of business as may be designated by Employer.

2.8 MAINTENANCE OF RECORDS. Employee shall render reasonably detailed reports and shall maintain accurate business records relating to his employment hereunder as may from time to time be required by Employer.

2.9 LIMITATIONS ON AUTHORITY. Employee shall have no power or authority to obligate Employer financially, contractually, or otherwise, unless such obligation is authorized by Employer's normal business policies, practices and guidelines or by the Employer's President in writing.

2.10 GOVERNANCE OF EMPLOYMENT RELATIONSHIP. To the extent not governed by the specific provisions hereof, the employment relationship between Employee and Employer shall be governed by the Employer's general rules, policies, procedures and plans relating to employment and employee benefits.


                                  ARTICLE THREE
                            COMPENSATION AND BENEFITS

3.1   COMPENSATION.   For  all services rendered by Employee  pursuant  to  this
Agreement and for the confidentiality and non-compete covenants of Employee, Employer shall compensate Employee as follows:



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     (a)  SIGNING BONUS.  Employee  shall receive a payment of $250,000.00, less any required withholding, as a signing bonus ("Signing Bonus") on the date of the execution of this Agreement by the Parties. The Signing Bonus shall be paid in immediately available funds via wire transfer to an account specified by Employee.

     (b) SALARY. Employee shall be paid by Employer, a gross monthly salary of $14,500.00, in accordance with the prevailing payroll practices of Employer. Employee's salary shall be subject to appropriate FICA and federal, state, and local tax withholding. The amount of such salary may be increased, but not decreased, from time to time, in such amounts as Employer may determine according to its standard salary administration practices. Employee shall initially be eligible for a merit salary increase on July 1, 1996, and on each July 1 thereafter during the term of this Agreement.

     (c) ANNUAL INCENTIVE PLAN BONUS. Within 90 days of the date of this Agreement and annually thereafter during the term of this Agreement, the Board of Directors of Employer shall take all steps necessary to make Employee, on the terms set forth in this sub-paragraph, a participant in the Corporation's 1989 Annual Incentive Plan (the "AIP") for senior management, or any successor plan(s) for 1995. During 1995, Employee's AIP target incentive rate will be 30% of base salary on a pro-rated basis for the portion of the year during which Employee is an employee of the Corporation. During 1995, Employee's AIP maximum incentive rate will be 60% of base salary on a pro-rated basis for the portion of the year during which Employee is an employee of the Corporation. Employee's 1995 AIP calculation will consist of two components: Combined Employer Real Estate Software Products performance (80%) and personal performance (20%)(1). If, during the term of this Agreement, Employer grants any other bonuses to all of its senior managers, Employee shall be entitled to participate on terms and conditions no less favorable than those for other senior managers. Anything else in this Agreement to the contrary notwithstanding, the AIP is earned and payable only if the Employee is an employee of the Employer on the date specified in the AIP.

     (d) STOCK OPTIONS. Subject to resolution of the Board of Directors at the meeting next following the date of execution of this Agreement, the Board of Directors of Employer shall, pursuant to the terms and conditions of the Computer Language Research, Inc., 1982 Stock Option Plan, as amended, grant Employee an option to purchase twenty thousand (20,000) shares of the Employer's common stock at 100% of the fair market value on the date of the grant (fair market value being the mean between the "bid" and "ask" at closing on the day of grant). The grant shall be exercisable in five equal annual increments of twenty percent (20%); i.e., four thousand (4,000) shares each installment. The initial exercise date shall be on or after one year from the date of the grant, and the remaining increments shall be exercisable on or after the like day of each succeeding year for four years. Subsequent grants of stock options, if any, shall be provided according to Employer's then current practices and policy.






     (1) The relative percentages of these components is subject to an annual determination by the Compensation Committee of the Board of Directors.

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     (e)   PERFORMANCE  BONUS.  Employee may be entitled to a Performance Bonus, conditional upon the cumulative Net Operating Profit for the four year period beginning January 1, 1995 and ending December 31, 1998 attributable to Combined Employer Real Estate Software Products, together with any residential or commercial real estate software products acquired by Employer after the execution of this Agreement ("cumulative Net Operating Profit") exceeding the Target Profit. The Target Profit is computed for the four-year period beginning January 1, 1995 and ending December 31, 1998, unless Employee's employment is terminated prior to December 31, 1998 pursuant to Section 4.4 or 4.5 of this Agreement. If the Target Profit is achieved, Employee shall receive 20% of the amount of the cumulative Net Operating Profit in excess of the Target Profit. The cumulative Net Operating Profit shall be determined from Employer's monthly income reports. The Target Profit at December 31, 1995 shall be $2,000,000.00. The cumulative Target Profit at December 31, 1996 shall be $4,300,000.00, the cumulative Target Profit at December 31, 1997 shall be $6,945,000.00, and the
cumulative  Target Profit at December 31, 1998 shall be $10,000,000.00.(2)   The
comparison of the cumulative Net Operating Profit and the Target Profit shall always be for the same period of time. Subject to the termination provisions set forth below, the Performance Bonus will be payable no later than March 1, 1999.

3.2 FRINGE BENEFITS. Employee shall be entitled, during his employment by Employer, to receive and participate in Employer's employee welfare benefit plans according to the terms and conditions thereof as such from time to time as may be amended. Employee shall be entitled to a total of 15 days of vacation, plus three floating personal days, with full pay per calendar year during the term of this Agreement according to the Employer's rules and policies pertaining thereto.

3.3 TRAVEL. Employee shall be entitled, during his Employment by Employer, to travel in accordance with the policies and procedures of Employer pertaining thereto.

3.4 BUSINESS EXPENSES. Employee shall be entitled, during his Employment by Employer, to be reimbursed for all and any reasonable and necessary business expenses incurred by him on behalf of Employer in accordance with the policies and procedures of Employer pertaining thereto.


                                  ARTICLE FOUR
                              TERM AND TERMINATION

4.1 TERM OF AGREEMENT. Unless earlier terminated as provided herein or by mutual written agreement of Employer and Employee, this Agreement shall be in force through December 31, 1998, after which time Employer shall not be under any obligation whatsoever to continue Employee's employment or to make any further payments of any kind hereunder to Employee, except for the payment of the Performance Bonus as provided herein. If Employee continues in the employ of Employer beyond the term of this Agreement, such continuation of employment shall be pursuant to the Employer's standard policies, plans and procedures and shall not be pursuant to this Agreement, except to the extent that the provisions of this Agreement relating to confidentiality and non-competition shall remain in full force and effect according to their terms.

     (2) The purpose of stating the Target Profit at the end of 1996 and 1997
         is  to   give  benchmark  dates  for  purposes  of  determining  the
         Performance Bonus in the event Employee's employment is terminated pursuant to Sections 4.4 or 4.5 of this Agreement.
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4.2   TERMINATION  OF  EMPLOYMENT  FOR CAUSE.  Employer  shall  be  entitled  to terminate Employee's employment at any time for Cause. If Employer terminates Employee's employment for Cause, Employer shall have no further obligations to Employee under any provision(s) of this Agreement, except that Employer shall pay to Employee the compensation described in Section 3.1(b), (c) and (e) earned by Employee to the date of termination. The manner to determine whether the Employee is entitled to a Performance Bonus is described in Sections 3.1(e) and
7.2. Employer shall also pay the applicable Non-Competition Payment described in Section 5.8.

4.3 VOLUNTARY TERMINATION BY EITHER PARTY. Employee may terminate the employment portion of this Agreement voluntarily by giving one hundred twenty
(120) days written notice of such voluntary termination. Employer may terminate the employment portion of this Agreement for reasons other than Cause by giving one hundred twenty (120) days written notice of such termination.

4.4 EMPLOYEE'S VOLUNTARY TERMINATION OF EMPLOYMENT. In the event the Employee terminates the employment portion of this Agreement prior to the expiration of the last day of the twenty-fourth (24th) calendar month following the month this Agreement is executed, (a) Employee shall immediately refund (without right of offset) the entire $250,000.00 Signing Bonus described in Section 3.1(a) of this Agreement; and (b) Employer shall pay to Employee the compensation described in
Section 3.1(b), (c) and (e) earned by Employee to the date of termination. The manner to determine whether the Employee is entitled to a Performance Bonus is described in Sections 3.1(e) and 7.2 of this Agreement. Employer shall also pay the applicable Non-Competition Payments described in Section 5.8.

4.5 TERMINATION BY EMPLOYER OTHER THAN FOR CAUSE. If, during the term of this Agreement, Employer terminates Employee's employment for any reason other than for Cause, Employer's sole obligation and liability to Employee shall be:

     (a) to pay 100% of Employee's COBRA fees for 12 full months following the month in which Employee was terminated for any reason other than for Cause or until Employee shall have commenced other employment, whichever shall be the earlier;

     (b)  to pay  Employee the compensation described in Section 3.1(b), (c) and
(e) earned by Employee to the date of termination. The manner to determine whether the Employee is entitled to a Performance Bonus is described in Sections 3.1(e) and 7.2. Employer shall also pay the applicable Non-Competition Payments described in Section 5.8.

     (c) to pay Employee a sum equal to three (3) months of Employee's salary described in Section 3.1(b), unless the accrued Performance Bonus described in
Section 4.5(b) is greater than three months salary, in which event the three months salary will not be paid.

4.6 CONFIDENTIALITY AND NON-COMPETITION. Regardless of the manner of termination, Employee's covenants relating to confidential information and covenants not to compete shall remain in full force and effect according to their terms.







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                                  ARTICLE FIVE
           ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 CONFIDENTIAL INFORMATION. Employee acknowledges that Employer has acquired and developed a special competence in the provision of certain types of software, hardware and services in a national market and has accumulated proprietary information not generally known to others in the field and more and better Confidential Information about the foregoing subjects which are of unique value in the conduct and growth of Employer and its Client's businesses.

5.2 ACCESS TO CONFIDENTIAL INFORMATION. Employee acknowledges that he will be employed in a unique position of trust and confidence in which he will both receive and contribute to the Confidential Information.

5.3   INVENTIONS;  DEVELOPMENTS.  Employee agrees  to  notify  Employer  of  any discovery, invention, innovation, or improvement which is related to the business of Employer or to the business of any Client and Supplier (collectively called "Developments") conceived of or developed by Employee during the term of Employee's employment. Developments shall include, without limitation, developments in computer language, software and hardware, logical systems,
algorithms,   and  other  good  intellectual  properties  related  to   computer
programming, hardware design, and networking. Employee agrees that Employer shall have all copyright and patent rights with respect to any Development and Derivative Works discovered, created or developed under this Agreement without regard  to  the origin of the Development and Derivative Works.  If and  to  the
extent that Employee may, under applicable law, be entitled to claim any ownership interest or moral rights in the Development and Derivative Works,
Employee hereby transfers, grants, conveys, assigns, and relinquishes exclusively to Employer any and all right, title and interest it now has or may hereafter acquire in and to the Development and Derivative Works under patent, copyright, trade secret and trademark law in perpetuity or for the longest period otherwise permitted by law. Employee further agrees as to the Development and Derivative Works to assist Employer in every reasonable way to obtain and, from time to time, enforce patents, copyrights, trade secrets and other rights and protection relating to said Development and Derivative Works, and to that end, Employee and its employees will execute all documents for use in applying for and obtaining such patents, copyrights, trade secrets and other rights and protection with respect to such Development and Derivative works, as Employer may desire, together with any assignments thereof to Employer or persons designated by it. Employee's obligations to assist Employer in obtaining and enforcing patents, copyrights, trade secrets and other rights and protection relating to the Development and Derivative Works shall continue beyond the termination of this Agreement.

5.4 PROTECTION OF GOODWILL. Employee acknowledges that in the course of carrying out, performing, and fulfilling his responsibilities to Employer, Employee will be given access to and be entrusted with Confidential Information relating to Employer's business, Clients, suppliers and employees and that he will develop, on behalf of Employer, personal acquaintances with Clients, prospective Clients and Suppliers, which acquaintances may constitute Employer's only contact with such persons. Employee acknowledges that (i) the goodwill of Employer depends upon, among other things, its keeping the Confidential Information and its proprietary information confidential and that unauthorized disclosure of such Confidential Information and proprietary information would irreparably damage Employer, and (ii) disclosure of any Confidential Information or proprietary information to competitors of Employer or to the media or general public would be highly detrimental to Employer. Employee further acknowledges

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
that in the course of performing his obligations to Employer, he will be a representative of Employer to Employer's Clients, Suppliers and employees. As such, Employee will be responsible for maintaining or enhancing the business and/or goodwill of Employer with those Clients, Suppliers and employees.

5.5 COVENANTS REGARDING CONFIDENTIAL INFORMATION. Employee hereby covenants and agrees as follows:

     (a) NEED TO RECEIVE CONFIDENTIAL INFORMATION. Employee acknowledges that his knowledge and experience in the areas in which Employer conducts its business can be further enhanced by his employment with Employer. Employee recognizes that he will be less effective and of less benefit to Employer if he does not have access to Employer's Confidential Information. Employee further acknowledges that, without receiving Confidential Information imparted to him by Employer, he will be less valuable to Employer in Employer's field of endeavor.

     (b) NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Except for such Confidential Information which is or becomes generally available to the public other than as a result of disclosure by Employee or which Employer is or becomes compelled to disclose by judicial or administrative process (or which is required to be disclosed by law), Employee shall not, during his employment with Employer or at any time after termination of his employment, irrespective of the time, manner, or cause of termination, use, disclose, copy, or assist any other person or firm in the use, disclosure, or copying of any Confidential Information.

     (c) RETURN OF CONFIDENTIAL INFORMATION. Upon termination of Employee's employment, irrespective of the time, manner, or reason of termination, or, prior to such termination, upon request of Employee, Employee agrees to deliver to Employer all Confidential Information and all copies thereof along with any and all other property belonging to Employer, any Client, or any Suppliers whatsoever (regardless of whether Employee in any way generated same).

5.6  COVENANTS NOT TO COMPETE.

     (a) Subject to the provisions of paragraph 5.6(b), Employee, within the territory of the United States, will not -- directly or indirectly, in any form, fashion, or manner, either through any kind of ownership or as a stockholder, director, officer, principal, agent, employee, employer, advisor, consultant, partner, creditor, investor, donee, lessor or in any other form (including waiver or forbearance) or capacity, individual or representative, whatever, either for Employee's own benefit or for the benefit of any other person, firm, partnership, association, corporation, or other entity, without the prior written consent of the President of the Employer -- compete, or cause or enable others to compete, with Employer. Without limiting the generality of the foregoing, the Employee, during the Restricted Period shall not engage in any of the following acts, which acts, without limitation, shall be considered violations of this covenant not to compete and breaches of the fiduciary obligations owed by Employee to Employer; provided, however, that nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his personal funds in the securities of any competing publicly traded corporation provided Employee owns less than one percent (1%) of such corporation's issued and outstanding capital stock:

          (1)  Engage, or assist others to engage, in any Competing Business;



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
          (2)   Directly   or  indirectly, design,  develop,  distribute,  sell,
license, loan or give any product or service which is competitive with any product or service of Employer; or

          (3) Solicit, contact, or service any Clients of Employer for a Competing Business;

          (4) Give or attempt to give any person or entity assistance with soliciting, contacting, or serving any Clients of Employer for a Competing Business;

          (5) Induce or attempt to induce any Client or any Supplier of Employer to withdraw, curtail, divert, or cancel its business with Employer or in any manner modify or fail to enter into any actual or potential business relationship with Employer;

          (6) Induce or attempt to induce any employee of Employer or of any independent contractor providing services to or on behalf of Employer, to terminate their employment or other business relationship with Employer;

          (7) Employ, assist in employing, or otherwise associate in a Competing Business with any employee or former employee of Employer; or

          (8) Disclose, use or appropriate any Confidential Information in behalf of a Competing Business.

     (b) The provisions of paragraph 5.6(a) shall be applicable only as follows (the "Restricted Periods"):

          (1)  During the Employee's employment by Employer;

          (2) For 24 full months next following the month in which Employee shall have been discharged by Employer;

          (3) For 36 full months next following the month in which Employee shall have voluntarily resigned his employment by Employer.

5.7 NON-COMPETE ANCILLARY TO EMPLOYMENT AGREEMENT. The provisions of this Agreement which are covenants not to compete are ancillary to the employment agreement herein set forth.

5.8 NON-COMPETITION PAYMENT. In consideration of the foregoing covenants not to compete, Employer will pay Employee Three Hundred Thousand Dollars ($300,000.00) and simple interest on the accrued and unpaid balance at the rate of six percent (6%) per annum, payable in five consecutive annual installments of $60,000.00 (the "Non-Competition Payment"). The Non-Competition Payment shall not be offset for any reason other than breach of the covenants described in Section 5.6(a). The initial installment shall be payable on the day this Agreement is executed, and each succeeding installment shall be paid on the last day of the like anniversary month of this Agreement for each succeeding four years provided Employee is not in breach hereunder.

5.9 TRADE SECRETS OF OTHERS. Employee represents, warrants and covenants to Employer that (i) the terms of this Agreement and his employment by the Employer do not and will not breach any agreement between Employee and any other entity;
(ii) that Employee will not disclose to the Employer, or to any director, officer, employee or agent thereof, any confidential or proprietary information or material belonging to any other entity; and (iii) that during Employee's employment by Employer, he will not use or attempt to use without prior permission of the owner thereof, any confidential or proprietary information or material belonging to any other entity in behalf of the Employer. Employee further agrees and covenants that, during the term of this Agreement and his employment by Employer, he will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by Employee in confidence or in trust prior to employment with Employer, and Employee will not disclose to Employer, or induce or cause Employer to use, any confidential or proprietary information or material belonging to any previous employer or others.

5.10 OUTSIDE FEES. Employee agrees and covenants not to solicit or receive any income or other compensation from any third party, including, without limitation, any supplier, client, customer, or employee of Employer, in connection with his employment with Employer.

5.11 PRIOR OBLIGATIONS OF EMPLOYEE. Employee represents and warrants that he has not previously assumed any obligations inconsistent with those of this Agreement.

5.12 EMPLOYEE'S INDEMNIFICATION OF EMPLOYER. Employee agrees and covenants to indemnify and hold harmless Employer from and against any and all claims, demands, fees (including without limitation reasonable attorneys' fees), and expenses, arising from or in connection with a material breach by Employee of this Agreement.


                                   ARTICLE SIX
                            ENFORCEMENT OF COVENANTS

6.1 GENERAL. Regardless of whether Employee quits, retires, dies, or is partially or permanently disabled or is otherwise terminated by Employer (whether or not for Cause), all enforcement rights of Employer under this Agreement shall continue in full force and effect.

6.2 RELIEF. Employee agrees that a breach on his part of any covenant contained in this Agreement will cause such damage to Employer as will be immediate and irreparable and for that reason, Employee further agrees that Employer shall be entitled as a matter of right, in addition to any other remedy available to it, to a temporary restraining order, and an injunction (temporary and permanent) by any court of competent jurisdiction, restraining any further violation of such covenants by Employee, his employees, partners, or agents without the Employer being required to prove irreparable damage or lack of an adequate remedy at law. These rights of restraint and injunction shall be cumulative and in addition to whatever other legal and equitable remedies Employer may have, including, specifically, recovery of damages.

6.3 EXTENSION OF RESTRICTED PERIODS FOR INJUNCTIVE RELIEF. If Employee violates the covenants and restrictions herein and Employer brings legal action for injunctive or other equitable relief, Employer shall not be deprived of the benefit of the full period of the restrictive covenant as a result of the time involved in obtaining the relief. Accordingly, Employee agrees that the Restricted Periods shall be extended by the period of time Employee shall have been in violation of his Restricted Periods obligations.




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
6.4 REASONABLENESS OF RESTRICTIONS. Employee expressly acknowledges and agrees that his experience and abilities are such that his observance of the covenants and restrictive agreements contained herein are reasonable as to scope, location, and duration and that such observation will not cause Employee undue hardship or unreasonably interfere with Employee's ability to earn a livelihood and practice Employee's present skills and trades. Employee has consulted with legal counsel of his selection regarding the meaning of the covenants and restrictions, which have been explained to his satisfaction. Employee further agrees that such covenants and agreements shall be construed in such a manner as to be enforceable under applicable laws in the event that a court of competent jurisdiction determines that a more limited scope, location, or duration is required as more fully described in Section 7.13 below.

6.5 SURVIVAL OF COVENANTS. If Employee's employment relationship with Employer is terminated, with or without Cause, then the provisions of paragraphs 5.3, 5.4, 5.5 and 5.6 shall continue to be binding upon Employee in accordance with their respective terms notwithstanding such termination, and, without limiting the generality of the foregoing, (a) the covenants contained in Section 5.5 above shall survive indefinitely and (b) the covenants contained in Section 5.6 above shall (subject to extension pursuant to Section 6.3 above) survive during the Restricted Periods or any extension thereof. During the Restricted Periods, the covenants shall remain in full force and effect as if Employee's employment relationship were continuing.

6.6 RIGHT OF OFFSET. In the event Employee breaches this Agreement, Employer shall have the right of offset as to its obligations hereunder other than (i) Employer's obligation to pay Employee for his salary as set out in Section 3.1(b) hereof and (ii) Employer's obligations under Section 5.8 of this Agreement.


                                  ARTICLE SEVEN
                                  MISCELLANEOUS


7.1 EXECUTION AND DELIVERY OF SALE OF ASSETS AGREEMENT. Should the Sale of Assets Agreement and the Operative Documents not be fully executed and delivered contemporaneously with the execution of this Agreement, all signatures and all deliveries of this Agreement shall be deemed to have been properly revoked and of no force nor effect, and this Agreement shall immediately terminate without having created any obligation or liability of any Party to any other Party.

7.2  CALCULATION OF THE TARGET PROFIT.

     (a) If Employee's employment is terminated for any reason, and the period of time for which the Employee is entitled to the Performance Bonus ends on December 31 of a particular year, the Target Profit shall be as described in
Section 3.1(e) of this Agreement.

     (b) If Employee's employment is terminated for any reason, and the period of time for which the Employee is entitled to the Performance Bonus ends on a month other than December, the Target Profit shall be prorated so that Employee shall receive the applicable Performance Bonus through the end of the month immediately preceding such termination.

7.3 NO PUBLIC NOTICE UPON DEPARTURE. Upon termination of Employee's employment hereunder for any reason, Employee shall not provide public notice of his departure.
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
7.4 ASSIGNMENT. This Agreement and the rights hereunder shall inure to the benefit of Employer, the assigns of Employer, and any successor of Employer by merger or consolidation or any assignee of all or substantially all of Employer's assets.

7.5 AGREEMENT PERSONAL TO EMPLOYEE. This is an agreement for the personal services of Employee, and none of Employee's obligations hereunder may be assigned.

7.6 REIMBURSEMENT OF EXPENSES. The prevailing party in any litigation between Employer and Employee shall be reimbursed from the other party hereto for any reasonable legal fees and all other costs incurred by such prevailing party in enforcing this Agreement. Fees payable hereunder shall be in addition to any other damages, fees, or amounts provided for herein.

7.7 NOTICES. All notices provided for by this Agreement shall be made in writing either (a) by actual delivery of the notice into the hands of the party entitled to notice or (b) by the mailing of the notice in the United States mail to the addresses of the party entitled to notice as set forth in the Preamble, or at the last known mailing address delivered in writing to the other party hereto, certified mail, postage prepaid, return receipt requested. The notice shall be deemed to be received on the date of actual delivery, in the case of delivery as described in (a) above, or on the date such notice was deposited in the United States mail, in the case of (b) above.

7.8   WAIVER  OF  BREACH.   The waiver by a Party hereto  of  a  breach  of  any
provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other Party.

7.9 MULTIPLE COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement.

7.10 DESCRIPTIVE HEADINGS. The descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7.11 ENTIRE AGREEMENT. This Agreement shall comprise the entire agreement between the parties hereto relating to Employee's employment with Employer and hereby supersedes, replaces, and revokes any and all other promises, understandings or agreements, whether written or oral, between the parties hereto.

7.12 AMENDMENT. No variation, amendment or modification hereof shall be deemed valid unless contained in a writing with like formalities signed by each of the parties hereto, which writing shall make express reference to this Agreement.

7.13 SAVINGS CLAUSE. The parties intend this Agreement to be valid and enforced as written; however, if any provision, or any part hereof, is held to be invalid, illegal, or unenforceable because of the scope, location, duration, subject matter or geographic area covered by such provision, or for any other reason, Employer and Employee agree that the court making such determination shall have the power to modify or reduce the scope, location, duration, subject matter, and/or geographical area of such provision to make such provision enforceable to the fullest extent permitted by law, and/or to delete specific words and phrases, and in its modified or reduced form such provision shall then be enforceable and shall be enforced.

7.14 GOVERNING LAW. THIS AGREEMENT, ITS VALIDITY, CONSTRUCTION, AND ENFORCEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in Dallas, Texas, as of the day and year first above written, the execution hereof on behalf of Employer being made by a duly authorized person.


COMPUTER LANGUAGE RESEARCH, INC.


M. Brian Healy
-------------------------------
By:   M. Brian Healy
Its:  Group Vice President


EMPLOYEE ACKNOWLEDGES THAT HE HAS HAD SUFFICIENT TIME TO READ THIS AGREEMENT AND THAT HE HAS READ THIS AGREEMENT AND HAS CONSULTED WITH LEGAL COUNSEL OF HIS CHOOSING AND UNDERSTANDS AND INTENDS TO BE BOUND BY ITS TERMS.


EMPLOYEE


Lynn J. Finlinson
-------------------------------
Lynn J. Finlinson





























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